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                                                                      EXHIBIT 21

                  LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES

                              CORPORATE STRUCTURE
                                 JUNE 30, 1996

     The consolidated structure of the Company is set forth in the following table which identifies each corporate entity's subsidiaries and shows the state of incorporation in which each of LFC and its subsidiaries are incorporated. Except as otherwise specified, each entity is headquartered at 717 North Harwood in Dallas.

                                                                                                  State of
Corporation                                                                                    Incorporation
- -----------                                                                                    -------------
Lomas Financial Corporation(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Delaware
   LMUSA USA, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Connecticut
       Property Exchange USA, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Texas
       Lomas Field Services, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Nevada
       Gibraltar Deed Company (5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    California
       Lomas Insurance Services, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Connecticut
          Lomas Insurance Services of Arizona, Inc.   . . . . . . . . . . . . . . . . . . . .    Arizona
              Lomas Insurance Services of Florida, Inc. . . . . . . . . . . . . . . . . . . .    Florida
              Lomas Insurance Services of Louisiana, Inc. . . . . . . . . . . . . . . . . . .    Louisiana
              Lomas General Insurance Services, Inc.  . . . . . . . . . . . . . . . . . . . .    Texas
              Lomas Insurance Services of Virginia, Inc.  . . . . . . . . . . . . . . . . . .    Virginia
       L&N Funding Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Delaware
       ST Lending, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Delaware
          Meaderose, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Nevada
          L&N Consultants, Inc.(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Nevada
       Lomas New York, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    New York
       LMUSA Funding Corporation (5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Texas
   Lomas Information Systems, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Nevada
   Lomas Management, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Nevada
   Lomas Properties, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Texas
       Louisiana National Land Corporation (5)  . . . . . . . . . . . . . . . . . . . . . . .    Louisiana
       Lomas Investment Properties, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .    Nevada
       Bay South, Inc (5).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Nevada
       Naples Bay View, Inc. (5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Florida
   Financial Insurance Ltd.(3) (5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Bermuda
   Lomas Housing Management Corp.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Texas
   Roosevelt Office Center, Inc.(4) (5)   . . . . . . . . . . . . . . . . . . . . . . . . . .    New York
   Vistamar, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Puerto Rico
   LLG Lands, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Arkansas

Notes to Table of Corporate Structure:
(1) Unless otherwise stated, each affiliated entity is a corporation and is 100 percent owned by the indicated parent company.
(2) 100 percent of common stock owned by LFC but only 50 percent of the voting stock. Preferred stock owned by third parties including 50 percent of the voting stock.
(3) Located at Dorchester House, P. O. Box HM2020, Church Street, Hamilton 5, Bermuda.
(4)  Located at 67 Wall Street, Suite 2411, New York, New York 10005.
(5)  Dissolution pending.